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                                                                    Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan of Maxwell Shoe Company Inc. of our report dated December 15, 1997, with respect to the consolidated financial statements and schedule of Maxwell Shoe Company Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

Boston, Massachusetts
June 1, 1998